AXA PREMIER VIP TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period April 1, 2011 - June 30, 2011

  Underwriter    Commission,
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

Multimanager Multi-Sector  Bond (PIMCO Sleeve) Portfolio 01/05/11 Bank of America $20,000,000 $250,000,000 $99.682 0.500% Tyco International Finance S.A  Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 01/11/11 Credit Suiss First Boston $4,400,000 $1,250,000,000 $99.879 0.250% Credit Suiss AG Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 01/11/11 Credit Suiss First Boston $4,400,000 $1,250,000,000 $99.879 0.250% Credit Suiss AG Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 02/08/11 Citigroup Global Markets Inc.  $590,000 $2,000,000,000 $99.647 0.425% General Electric Capital Coproration Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 02/08/11 Citigroup Global Markets Inc.  $13,150,000 $2,000,000,000 $99.647 0.425% General Electric Capital Coproration Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 02/08/11 Citigroup Global Markets Inc.  $13,150,000 $2,000,000,000 $99.647 0.425% General Electric Capital Coproration Williams Capital Group LP

Multimanager International Equity (Marsico Sleeve) Portfolio 02/18/11 Various Brokers  * $945,703 $663,000,000 $33.150 3.500% Sensata Technologies Holding  Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 03/02/11 Various Brokers  ** $5,845,000 $4,000,000,000 $99.796 0.100% Federal National Mortgage Association Williams Capital Group LP

Multimanager Large Cap Value (ICAP Sleeve) Portfolio 03/03/11 Goldman Sachs & Co. $1,156,938 $6,349,520,044 $43.250 $0.216 Met Life Inc. Williams Capital Group LP

Multimanager Aggressive Equity (Westfield Sleeve) Portfolio 03/09/11 J.P. Morgan  $30,000,000 $473,220,000,000 $30.000 0.630% HCA Holdings, inc.  Sanford C. Berstein & Co.

Multimanager Core Bond (BlackRock Sleeve) Portfolio 04/12/11 Deutsche Bank Securities Inc. $620,000 $250,000,000 $99.973 0.600% Georgia Power Co. Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 04/12/11 Goldman Sachs & Co. $3,500,000 $300,000,000 $99.787 0.600% Monsanto Co.  Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 04/26/11 Bank of America $7,000,000 $1,750,000,000 $99.818 0.350% AT&T Inc. Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 04/26/11 Bank of America $7,000,000 $1,750,000,000 $99.818 0.350% AT&T Inc. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 04/27/11 Credit Suisse Securities LLC. $5,500,000 $1,500,000,000 $99.597 0.600% Express Scripts Inc. Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 04/27/11 Credit Suisse Securities LLC. $5,500,000 $1,500,000,000 $99.597 0.600% Express Scripts Inc. Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 05/10/11 Merrill Lynch,Pierce,Fenner & Smith Incorporated $655,000 $2,000,000,000 $99.565 0.450% Bank of America Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 05/24/11 Citgroup Global Markets Inc. $5,000,000 $250,000,000 $99.835 0.650% GATX Corp Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 06/08/11 Citgroup Global Markets Inc. $2,360,000 $1,875,000,000 $102.038 0.325% Citigroup Inc. Williams Capital Group LP

Multimanager Small Cap Growth (Morgan Stanley) Portfolio 06/14/11 JPMorgan $11,200,000 $234,944,000 $16.000 7.000% Pandora Media Inc. Morgan Stanley

Multimanager Core Bond (SSGA Sleeve) Portfolio 06/21/11 Goldman Sachs & Co. $4,000,000 $300,000,000 $99.867 0.650% Lincoln National Corp. Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 06/21/11 Goldman Sachs & Co. $4,000,000 $300,000,000 $99.867 0.650% Lincoln National Corp. Williams Capital Group LP